SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) June 21, 2004
S&T Bancorp, Inc. ____________________________________________________________ (Exact Name of Registrant as Specified in its Charter)
Pennsylvania _________________ (State or Other Jurisdiction of Incorporation)	0-12508 _________________ (Commission File Number)	25-1434426 _________________ (IRS Employer Identification No.)

43 South Ninth Street, Indiana, PA __________________________________________ (Address of Principal Executive Offices)	15701 ___________________ Zip Code

Registrant's telephone number, including area code	(800) 325-2265 ___________________

Item 5 - Other Events and Regulation FD Disclosure

The Board of Directors of S&T Bancorp, Inc. declared a $0.27 per share cash dividend at its regular meeting held June 21, 2004. The dividend is payable on July 23, 2004 to shareholders of record on June 30, 2004. This dividend represents an 8.0 percent increase over the same period last year and a 3.6 percent annualized yield using the June 21, 2004 closing stock price of $30.25.

Item 7 - Financial Statements and Exhibits (c) Exhibits (99) Press Release
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.
June 22, 2004	S&T Bancorp, Inc. /s/ Robert E. Rout Robert E. Rout Executive Vice President, Chief Financial Officer and Secretary